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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                February 26, 2002

                            First Citizens Banc Corp
                            ------------------------
             (Exact name of Registrant as specified in its charter)


           Ohio                          0-25980                34-1558688
           ----                          -------                ----------
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)


           100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870
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                    (Address of principle executive offices)

       Registrant's telephone number, including area code: (419) 625-4121

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)


                        Date of Report: February 26, 2002
                                        -----------------





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ITEM 5.  OTHER EVENTS

First Citizens Banc Corp (FCZA), Sandusky, Ohio is announcing 2001 earnings of $5,293,000 or $1.30 per share. This is a 6.5% decrease from 2000 of $1.39 per share and compares to $1.43 per share in 1999. First Citizens Banc Corp affiliates are The Citizens Banking Company, The Castalia Banking Company, The Farmers State Bank, R. A. Reynolds Appraisal Service, Inc., SCC Resources, Inc, Mr. Money Finance Company, First Citizens Title Insurance Agency and First Citizens Insurance Agency.

First Citizens Banc Corp is currently in the process of acquiring Independent Community Banc Corp in Norwalk, Ohio. Upon completion of the merger, it is estimated that First Citizens will benefit from approximately $980,000 of annualized cost savings, which will result in a transaction that is accretive to shareholders.












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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


First Citizens Banc Corp



  /S/ James O. Miller                              February 26, 2002
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James O. Miller                                    Date
Executive Vice President